                      AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of October 26, 2003 by and between Nations Separate Account Trust (the "Trust"), a Delaware statutory trust, for itself and on behalf of its Nations Capital Growth Portfolio (the "Target Fund") and the Trust, for itself and on behalf of its Nations Marsico Growth Portfolio (the "Acquiring Fund").

      WHEREAS, The Trust is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, the parties desire that the Fund Assets and Liabilities (as defined below) of the Target Fund be conveyed to and assumed by the Acquiring Fund in exchange for shares of equal U.S. dollar value of such Acquiring Fund which shall thereafter promptly be distributed to the shareholders of the Target Fund in connection with its liquidation as described in this Agreement and set forth in Schedule A attached hereto (the acquisition and assumption of the Target Fund's Fund Assets and Liabilities by the Acquiring Fund is the "Reorganization"); and

      WHEREAS, the parties intend that the Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Acquiring Fund and Target Fund will each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

      NOW, THEREFORE, in accordance with the terms and conditions described herein, the Target Fund and Acquiring Fund shall be consolidated as follows:

      1.    Conveyance of Fund Assets and Liabilities of the Target Fund.

        (a) Except as provided below, at the Effective Time of the Reorganization (as defined in Section 8) all assets of every kind, and all interests, rights, privileges and powers of the Target Fund (the "Fund Assets"), subject to all liabilities of the Target Fund existing as of the Effective Time of the Reorganization (the "Liabilities"), shall be transferred by the Target Fund to the Acquiring Fund and shall be accepted and assumed by such Acquiring Fund, as more particularly set forth in this Agreement, such that at and after the Effective Time of the Reorganization: (i) all Fund Assets of the Target Fund shall become the assets of the Acquiring Fund; and (ii) all Liabilities of the Target Fund shall attach to the Acquiring Fund, enforceable against the Acquiring Fund to the same extent as if originally incurred by the Acquiring Fund.

        (b) It is understood and agreed that the Fund Assets shall include all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and receivables (including dividend and interest receivables) owned or exercisable by the Target Fund, and any deferred or prepaid expenses shown as an asset on such Target Fund's books, that the Liabilities of the Target Fund shall include all liabilities, whether known or unknown, accrued or unaccrued, absolute or contingent, in all cases, existing at the Effective Time of the Reorganization.

        (c) At least fifteen (15) business days prior to the Closing Date (as defined in Section 8), the Target Fund will provide to, or cause to be provided to, the Acquiring Fund, a schedule of its securities, other assets and its known liabilities. It is understood and agreed that the Target Fund may sell any of the securities or other assets shown on such schedule prior to the Effective Time of the Reorganization but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities that such

            Acquiring Fund is permitted to purchase in accordance with its stated investment objective and policies. At least ten (10) business days prior to the Closing Date, the Acquiring Fund will advise the Target Fund of any investments of the Target Fund shown on such schedule that the Acquiring Fund would not be permitted to hold, pursuant to its stated investment objective and policies or otherwise. The Target Fund, if requested by the Acquiring Fund, will dispose of any such securities prior to the Closing Date to the extent practicable and consistent with applicable legal requirements. In addition, if it is determined that the investment portfolios of the Target Fund and its Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations applicable to the Acquiring Fund, the Target Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Effective Time of the Reorganization.

        (d) The Fund Assets shall be transferred and conveyed to the Acquiring Fund on the following basis:

            (1) In exchange for the transfer of the Fund Assets, the Acquiring
                Fund shall simultaneously issue to the Target Fund at the Effective Time of the Reorganization full and fractional shares of such Acquiring Fund, as set forth in Schedule A attached hereto, having an aggregate net asset value equal to the net value of the Fund Assets minus Liabilities so conveyed and assumed, all determined in accordance with this Agreement. In this regard, the number of full and fractional shares of the Acquiring Fund delivered to the Target Fund shall be determined by dividing the value of the Fund Assets minus Liabilities, computed in the manner and as of the time and date set forth in this Agreement, by the net asset value of one Acquiring Fund share, computed in the manner and as of the time and date set forth in this Agreement.

            (2) The net asset value of shares to be delivered by the Acquiring
                Fund, and the net value of the Fund Assets minus Liabilities to be conveyed by the Target Fund and assumed by the Acquiring Fund, shall, in each case, be determined as of the Valuation Time as defined in Section 3. The net asset value of shares of the Acquiring Fund shall be computed in accordance with its then current valuation procedures. In determining the value of the Fund Assets, each security to be included in the Fund Assets shall be priced in accordance with the Acquiring Fund's then current valuation procedures.

      2. Liquidation of the Target Fund. At the Effective Time of the Reorganization, the Target Fund shall make a liquidating distribution to its shareholders as follows: Shareholders of record of the Target Fund shall be credited with full and fractional shares of the respective shares that are issued by the Acquiring Fund in connection with the Reorganization corresponding to the Target Fund shares that are held of record by the shareholder at the Effective Time of the Reorganization. Each such shareholder also shall have the right to receive any unpaid dividends or other distributions which were declared before the Effective Time of the Reorganization with respect to the Target Fund shares that are held of record by the shareholder at the Effective Time of the Reorganization, and the Trust shall record on its books the ownership of the Acquiring Fund shares by such shareholders (the "Transferor Record Holders"). All of the issued and outstanding shares of the Target Fund at the Effective Time of the Reorganization shall be redeemed and canceled on the books of the Trust at such time. As soon as reasonably possible after the Effective Time of the Reorganization, shall wind up the affairs of the Target Fund and shall file any final regulatory reports, including but not limited to any Form N-SAR and Rule 24f-2 filings, with respect to the Target Fund, and also shall take all other steps as are necessary and proper to effect the termination or declassification of the Target Fund in accordance with all applicable laws.

      3. Valuation Time. The "Valuation Time" shall be the time as of which the net asset value of the shares of the Target Fund and the Acquiring Fund is determined pursuant to their respective valuation procedures on the Closing Date or such earlier or later time as may be mutually agreed to in writing by the parties hereto.

      4. Certain Representations, Warranties and Agreements of the Trust on behalf of the Target Fund. The Trust, for itself and, where appropriate, on behalf of the Target Fund, represents and warrants to, and agrees with, the Trust, on behalf of the Acquiring Fund as follows, with such representations, warranties and agreements made on behalf of the Target Fund on a several (and not joint, or joint and several) basis:

            (a) The Trust is a statutory trust, duly formed, validly existing and in good standing under the laws of the State of Delaware. The Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

            (b) The Trust has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

            (c) This Agreement has been duly authorized by the Board of Trustees of the Trust on behalf of the Target Fund, and has been executed and delivered by duly authorized officers of the Trust, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust of the Trust, or any material agreement or arrangement to which the Trust is a party or by which it is bound.

            (d) The Target Fund has qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code (a "RIC"), in respect of each taxable year since the commencement of its operations, and will continue to so qualify until the Effective Time.

            (e) The Trust has valued, and will continue to value, the portfolio securities and other assets of the Target Fund in accordance with applicable legal requirements.

            (f) All of the issued and outstanding shares of the Target Fund have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

            (g) The Trust shall operate the business of the Target Fund in the ordinary course between the date hereof and the Effective Time of the Reorganization, except that the Trust shall complete all measures in respect of the Target Fund prior to the Effective Time of the Reorganization to ensure that each Reorganization qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, regardless of whether such measures are in the ordinary course. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization. Notwithstanding anything herein to the contrary, the Trust shall take all appropriate action necessary in order for it to receive the opinion provided for in Sections 7(f) and 8(d).

            (h) At the Effective Time of the Reorganization, the Target Fund
                will have good and marketable title to the Fund Assets and full right, power and authority to assign, deliver and otherwise transfer such assets.

            (i) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Target Fund required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Trust, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

      5. Certain Representations, Warranties and Agreements of the Trust on behalf of the Acquiring Fund. The Trust, on behalf of itself and where appropriate, on behalf of the Acquiring Fund, represents and warrants to, and agrees with, the Trust on behalf of the Target Fund as follows:

            (a) The Trust is a statutory business trust duly formed, validly existing and in good standing under the laws of the State of Delaware and is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

            (b) The Trust has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

            (c) This Agreement has been duly authorized by the Board of Trustees of the Trust on behalf of the Acquiring Fund, and executed and delivered by duly authorized officers of the Trust, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust of the Trust or any material agreement or arrangement to which it is a party or by which it is bound.

            (d) The Acquiring Fund has qualified as a RIC in respect of each taxable year since the commencement of its operations and will continue to so qualify for its current taxable year.

            (e) The Trust has valued, and will continue to value, the portfolio securities and other assets of the Acquiring Fund in accordance with applicable legal requirements.

            (f) The shares of the Acquiring Fund to be issued and delivered to the Target Fund for the account of the shareholders of the Target Fund, pursuant to the terms hereof, shall have been duly authorized as of the Effective Time of the Reorganization and, when so issued and delivered, shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect thereto.

            (g) All of the issued and outstanding shares of the Acquiring Fund have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

            (h) The Trust shall operate the business of the Acquiring Fund in the ordinary course between the date hereof and the Effective Time of the Reorganization, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization. Notwithstanding anything herein to the contrary, the Trust shall take all appropriate action necessary in order for the Trust to receive the opinion provided for in Section 8(d).

            (i) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Trust, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

      6. Closing Date, Effective Time of the Reorganization. The "Closing Date" shall be December 12, 2003, or, such earlier or later date as may be mutually agreed in writing by the parties hereto. Delivery of the Fund Assets of the Acquiring Fund to be issued pursuant to
            Section 1 and the liquidation of the Target Fund pursuant to Section 2 shall occur on the day following the Closing Date, whether or not such day is a business day, or on such other date, and at such place and time, as may be mutually agreed in writing, by the parties hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time of the Reorganization." To the extent any Fund Assets are, for any reason, not transferred at the Effective Time of the Reorganization, the Trust shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

      7. Conditions to the Trust's Obligations on Behalf of the Acquiring Fund. The obligations of the Trust hereunder shall be subject to the following conditions precedent:

            (a) This Agreement and the Reorganization shall have been approved by the Board of Trustees of the Trust in the manner required by the Trust's Amended and Restated Declaration of Trust, applicable law and this Agreement.

            (b) All representations and warranties of the Trust made in this
                Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

            (c) The Trust shall have delivered to the Trust, on behalf of the
                Acquiring Fund, a statement of assets and liabilities of the Target Fund, showing the tax basis of such assets for federal income tax purposes by lot and the holding periods of such assets, as of the Valuation Time.

            (d) The Trust shall have duly executed and delivered to the Trust, on behalf of the Acquiring Fund, such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as the Trust may deem necessary or desirable to transfer all of the Target Fund's rights, title and interest in and to the Fund Assets.

            (e) The Trust shall have delivered a certificate executed in its name executed by an appropriate officer, in a form reasonably satisfactory to the Trust, on behalf of the Acquiring Fund, and dated as of the Closing Date, to the effect that the representations and warranties of the Trust on behalf of the Target Fund made in this Agreement are true and correct at and as of the Valuation Time and that, to the best of its knowledge, the Fund Assets include only assets which the Acquiring Fund may properly acquire under its investment objective, policies and limitations.

            (f) The Trust shall have received an opinion of Morrison & Foerster
                LLP dated as of the Closing Date in a form reasonably satisfactory to it, upon which the Acquiring Fund and its shareholders may rely, based upon representations reasonably acceptable to

                Morrison & Foerster LLP made in certificates provided by the Trust, its affiliates and/or principal shareholders to Morrison & Foerster LLP, substantially to the effect that, although not free from doubt, the Reorganization should qualify as a "reorganization," within the meaning of Section 368(a) of the Code, and the Acquiring Fund and Target Fund should each be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

            (g) The N-14 Registration Statement shall have become effective and no stop order suspending the effectiveness shall have been instituted, or to the knowledge of the Trust, contemplated by the SEC.

            (h) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

            (i) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

            (j) The Trust, on behalf of the Target Fund, shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

            (k) The Trust shall have received a duly executed instrument whereby the Acquiring Fund assumes all of the liabilities of the Target Fund.

            (l) Except to the extent prohibited by Rule 19b-1 under the 1940
                Act, prior to the Valuation Time, the Target Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to the Target Fund shareholders all of its previously undistributed (i) "investment company taxable income" within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iii) "net capital gain" (within the meaning of Section 1222(11) of the Code), if any, realized in taxable periods or years ending on or before the Effective Time.

      8. Conditions to the Trust's Obligations on behalf of the Target Fund. The obligations of the Trust hereunder shall be subject to the following conditions precedent:

            (a) This Agreement and the Reorganization shall have been approved by the Board of Trustees of the Trust on behalf of the Acquiring Fund.

            (b) All representations and warranties of the Trust made in this
                Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

            (c) The Trust shall have delivered a certificate executed in its name by an appropriate officer, in a form reasonably satisfactory to the Trust, on behalf of the Target Fund, and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Valuation Time.

            (d) The Trust shall have received an opinion of Morrison & Foerster
                LLP dated as of the Closing Date in a form reasonably satisfactory to it, upon which the Target Fund and its shareholders may rely, based upon representations reasonably acceptable to Morrison & Foerster LLP made in certificates provided by the Trust, its affiliates and/or principal shareholders to Morrison & Foerster LLP, with respect to the tax matters specified in Subsection 9(f)

            (e) The N-14 Registration Statement shall have become effective and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Trust, contemplated by the SEC.

            (f) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

            (g) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

            (h) The Trust on behalf of the Acquiring Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

      9.    Tax Matters

            (a) The Trust hereby represents and warrants that it shall use its best efforts to cause the Reorganization to qualify, and will not (whether before or after consummation of the Reorganization) take any actions that could prevent the Reorganization from qualifying, as a "reorganization" under the provisions of
                Section 368 of the Code.

            (b) Except where otherwise required by law, the parties shall not take a position on any tax returns inconsistent with the treatment of the Reorganization for tax purposes as a "reorganization," within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Target Fund will comply with the record keeping and information filing requirements of
                Section 1.368-3 of the Treasury Regulation in accordance therewith.

      10. Survival of Representations and Warranties. The representations and warranties of the Trust on behalf of the Acquiring Fund and the Target Fund set forth in this Agreement shall survive the delivery of the Fund Assets to the Acquiring Fund and the issuance of the shares of the Acquiring Fund at the Effective Time of the Reorganization to Target Fund shareholders.

      11. Termination of Agreement. This Agreement may be terminated by a party at or, in the case of Subsection 11(c), below, at any time prior to, the Effective Time of the Reorganization by a vote of a majority of its Board members as provided below:

            (a) By the Trust on behalf of the Acquiring Fund if the conditions set forth in Section 9 are not satisfied as specified in said Section;

            (b) By the Trust on behalf of the Target Fund if the conditions set forth in Section 10 are not satisfied as specified in said Section;

            (c) By mutual written consent of the parties.

      12. Governing Law. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law.

      13.   Brokerage Fees and Expenses.

            (a) The Trust represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

            (b) The Target Fund will be responsible for the expenses related to entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated. To the extent that such expenses exceed contractual total operating expense ratio caps in place for the Target Fund, Banc of America Capital Management, LLC or any of its affiliates will bear such excess expenses.

      14. Amendments. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Trust, acting on behalf of the Target Fund or the Trust, acting on behalf of the Acquiring Fund:

            (a) The Trust on behalf of the Target Fund, may waive any breach by the Trust, on behalf of the Acquiring Fund, or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and signed by an officer of such registered investment company);

            (b) The Trust, on behalf of the Acquiring Fund, may waive any breach by the Trust on behalf of the Target Fund, or the failure to satisfy any of the conditions to either of their obligations (such waiver to be in writing and signed by an officer of such registered investment company).

      15. Miscellaneous. The Reorganization of the Target Fund into the Acquiring Fund (including the representations and warranties and conditions precedent made or required to occur in connection therewith) shall not be conditioned on any other Reorganization contemplated either under this Agreement or any other agreement and plan of reorganization.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the date first written above.

                                     NATIONS SEPARATE ACCOUNT TRUST
                                     On behalf of the Target Fund identified
                                     on Schedule A


                                     By:
                                        -------------------------------------

                                     Gerry Murphy
                                     Chief Financial Officer (interim)
                                       and Treasurer



                                     NATIONS SEPARATE ACCOUNT TRUST
                                     On behalf of the Acquiring Fund
                                     identified on Schedule A


                                     By:
                                        -------------------------------------

                                     Gerry Murphy
                                     Chief Financial Officer (interim)
                                       and Treasurer

                                   SCHEDULE A

Shareholders Owning Shares of the        Would Receive Shares of The Following
Following Target Fund of the Trust:      Acquiring Fund of the Trust:

Nations Capital Growth Portfolio         Nations Marsico Growth Portfolio